Exhibit 10.1

WARRANT EXCHANGE AGREEMENT

This Warrant Exchange Agreement (this “Agreement”) is entered into as of April 29, 2020, by and among Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”), Ospraie Ag Science LLC (“Ospraie”), Ardsley Partners Renewable Energy Fund, L.P. (“Ardsley”), National Securities Corporation (“NSC”), Ivan Saval (Mr. Saval, together with NSC, Ospraie and Ardsley, the “OAI Investors” and each, an “OAI Investor”), Ivy Science & Technology Fund (“IS&T”) and Ivy VIP Science & Technology (“Ivy VIP” and, together with IS&T, the “Waddell Investors”, and the Waddell Investors, together with the OAI Investors, the “Investors”).

RECITALS

WHEREAS, pursuant to the terms of that certain securities purchase agreement, dated as of December 15, 2017, and that Certain Warrant Amendment and Plan of Reorganization Agreement, dated as of August 6, 2019 (the “Prior Warrant Reorganization Agreement”), each OAI Investor is the holder, as of the date hereof, of warrants (collectively, the “OAI Outstanding Warrants”) representing the right to acquire up to that number of shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) set forth opposite such OAI Investor’s name in column 3 on the Schedule of Investors attached hereto as Exhibit A (the “Schedule of Investors”);

WHEREAS, pursuant to the terms of that certain purchase agreement, dated as of August 20, 2015, and that certain amendment, dated as of December 15, 2017, to the senior secured promissory notes, dated as of August 20, 2015, each Waddell Investor is the holder, as of the date hereof, of warrants (collectively, the “Waddell Outstanding Warrants”, and the Waddell Outstanding Warrants, together with the OAI Outstanding Warrants, the “Outstanding Warrants”) representing the right to acquire up to that number of shares of Common Stock set forth opposite such Waddell Investor’s name in column 3 on the Schedule of Investors.

WHEREAS, the Company and the Investors desire to enter into a transaction pursuant to which (i) all of the Outstanding Warrants set forth opposite each Investor’s name in column 3 of the Schedule of Investors shall be exchanged for warrants in the form of Exhibit B hereto (the “New Warrants”) representing, in the aggregate for such Investor, the right to receive the number of shares of Common Stock set forth opposite such Investor’s name in column 4 of the Schedule of Investors (collectively, the “New Warrant Shares” and the New Warrant Shares, collectively with the New Warrants, the “Securities”), (ii) the New Warrants shall expire according to the schedule set forth on Exhibit C hereto (the “Expiration Schedule”) and (iii) the Investors shall exercise certain of the New Warrants on or prior to May 1, 2020;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws; and

WHEREAS, the parties intend for the exchange of Investor’s Outstanding Warrants for New Warrants contemplated pursuant to this Agreement to be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended and for this Agreement to constitute a “plan of reorganization” for purposes of Section 368 and the regulations thereunder.

NOW, THEREFORE, in consideration of the premises, and for the consideration herein set forth the receipt of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.	Warrant Exchange and First Tranche Exercise.

(a)	Warrant Exchange. Without any action on the part of the Company, any Investor, or any other party, effective upon the Closing (as defined below), each Investor shall automatically exchange all of such Investor’s Outstanding Warrants for New Warrants representing the right to receive, in the aggregate, the number of shares of Common Stock set forth opposite such Investor’s name in column 4 of the Schedule of Investors. The New Warrants of each Investor shall expire in accordance with (and the executed agreements with respect to the New Warrants, when issued, shall reflect) the Expiration Schedule. Effective at the Closing, each Outstanding Warrant shall automatically be cancelled.

(b)	First Tranche Exercise. Notwithstanding any provision of the First Tranche Warrants (as defined in the Expiration Schedule) to the contrary, the Investors hereby agree to exercise all of the First Tranche Warrants, and to pay the applicable cash exercise price therefor to the Company, on or before May 1, 2020 (and, for the avoidance of doubt, if any Investor fails to deliver an exercise notice with respect to the First Tranche Warrants on or before May 1, 2020, an exercise notice for the full cash exercise of such First Tranche Warrants shall be deemed to have been given as of May 1, 2020, and the full cash purchase price for the exercise of such Investor’s First Tranche Warrants shall still be due and payable as of May 1, 2020).

2.	Closing. The Closing shall occur immediately upon the execution of this Agreement and the Registration Rights Agreement by all of the parties hereto and thereto via electronic exchange of documents.

3.	Delivery of New Warrants. The Company shall not be obligated to issue paper instruments representing the New Warrants pursuant to the terms of this Agreement unless the paper instruments representing the Outstanding Warrants for which such New Warrants were exchanged pursuant to Section 1(a) are delivered to the Company, or the Investor notifies the Company that such paper instruments have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Outstanding Warrants. Notwithstanding the foregoing, upon the Closing in accordance with the terms of this Agreement, such Investor shall be deemed to be the holder of the number of New Warrants set forth opposite such Investor’s in column 4 of the Schedule of Investors with expiration dates reflecting the Expiration Schedule, and shall receive electronic “PDF” copies of the New Warrants at the Closing. Paper instruments representing the New Warrants shall be delivered to each Investor as promptly as practicable following the later of (a) the Closing, (b) the delivery by such Investor of the paper instruments representing the Outstanding Warrants for which such New Warrants are to be exchanged pursuant to Section 1(a), and (c) the lifting of any “shelter in place” order applicable to the Company or its counsel. Delivery of paper instruments representing the Outstanding Warrants or of New Warrants may be by any method of delivery permitted by Section 5(h).

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4.	Representations, Warranties and Covenants of Company. The Company hereby represents and warrants to the Investors that:

(a)	Authorization; Enforcement; Validity. The execution and delivery of this Agreement, the Registration Rights Agreement and the New Warrants (collectively, the “Transaction Documents”) by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Warrants and the reservation for issuance and the issuance of the New Warrant Shares issuable upon exercise of the New Warrants, have been duly authorized by the Company’s Board of Directors (the “Board”). This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, and constitute, and any New Warrants, when issued by the Company in accordance with this Agreement will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)	Issuance of Securities. The issuance of the New Warrants are duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof. As of the date hereof, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds the maximum number of New Warrant Shares issuable upon exercise of the New Warrants (without taking into account any limitations on the exercise of the New Warrants set forth therein). Upon exercise of the New Warrants in accordance with the terms of the New Warrants, the New Warrant Shares when issued will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties of the Investors set forth in Section 4 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”).

(c)	Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, any filings pursuant to the Securities Exchange Act of 1934, as amended, the filing with the Principal Market (as defined in the New Warrants), and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof (or in the case of filings detailed above, will be made timely after the date hereof), and the Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. Subject to receipt of approval of the Principal Market regarding the listing of the New Warrant Shares, the issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

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(d)	Acknowledgment Regarding the Investors’ Purchase of Securities. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Investor is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (as defined in the New Warrants) (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investors or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to each Investor’s purchase of the Securities. The Company further represents that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(e)	No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Investors or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each of the Investors harmless against, any liability, loss or expense (including, without limitation, reasonable and documented attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(f)	No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting at the direction of any of the foregoing has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to be integrated with prior offerings under circumstances that would require approval of stockholders of the Company for such prior offerings by virtue of such integration for purposes of any applicable stockholder approval rules, including, without limitation, under the rules and regulations of the Principal Market.

(g)	Section 16 Matters. Prior to the date hereof, the Company and the Board has adopted resolutions causing to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 the disposition of Outstanding Warrants pursuant to this Agreement in exchange for New Warrants and the disposition of any New Warrants as a result of any exercise of New Warrants and the acquisition of New Warrant Shares as a result of any exercise of New Warrants by each Investor that is a director or director by deputization, a true, complete and correct copy of which is attached as Exhibit E.

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5.	Representations and Warranties of the Investors. Each of the Investors, severally and not jointly, hereby represents and warrants to the Company that:

(a)	No Public Sale or Distribution. Such Investor is acquiring the New Warrants, and upon exercise of the New Warrants (other than pursuant to a Cashless Exercise (as defined in the New Warrants)) will acquire the New Warrant Shares issuable upon exercise of the New Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, each of the Investors does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Investors is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. As used herein, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(b)	Accredited Investor Status. Such Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D and is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the securities, including investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to enter this Agreement.

(c)	Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and each Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of each of the Investors set forth herein in order to determine the availability of such exemptions and the eligibility of each of the Investors to acquire the Securities.

(d)	Information. Such Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities that have been requested by each of the Investors. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by each Investor or its advisors, if any, or its representatives shall modify, amend or affect each Investor’s right to rely on the Company’s representations and warranties contained herein.

(e)	No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

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(f)	Transfer or Resale. Such Investor understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) each Investor shall have delivered to the Company an opinion of counsel, the form and substance of which shall be reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration under the 1933 Act, or (C) each Investor provides the Company with reasonable assurance (including, if requested by the Company, a customary representation letter reasonably acceptable to the Company) that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended, (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g)	Legends. Such Investor understands that the book-entry or other instruments representing the New Warrants and, until such time as the resale of the New Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the book-entry representing the New Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such New Warrant Shares):

[NEITHER THE ISSUANCE AND SALE OF THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY ARE EXERCISABLE HAVE BEEN] [THIS SECURITY HAS NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR ASSIGNED ONLY (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, INCLUDING RULE 144 UNDER SAID ACT, IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AND, IN CASE OF (II) OTHER THAN PURSUANT TO RULE 144, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NOTWITHSTANDING THE FOREGOING, AFTER THE DATE THAT IS 180 DAYS FROM ISSUANCE, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Securities are registered for resale under the 1933 Act (provided that the Company may require the holder to deliver a representation statement agreeing and acknowledging that such Securities will either be sold pursuant to the applicable prospectus or under Rule 144, that the holder will notify the Company of any other proposed transfer or disposition of the shares, that the holder will comply with any applicable provisions of Section 16 under the 1934 Act and Rule 144, and that the Company’s counsel may rely on such statements in issuing an opinion permitting the removal of applicable legends or the issuance of New Warrant Shares without legends), (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, the form and substance of which shall be reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance (including, if requested by the Company, a customary representation letter reasonably acceptable to the Company) that the Securities can be sold, assigned or transferred pursuant to Rule 144. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance. If the Company shall fail for any reason or for no reason to issue to the holder of the Securities on or before the earlier of (x) two (2) Trading Days (as defined in the New Warrants) and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below), in each case, after the occurrence of any of (i) through (iii) above (the initial date of such occurrence, the “Legend Removal Date”), a certificate without such legend to such holder or to issue such Securities to such holder by electronic delivery at the applicable balance account at DTC, and if on or after such Trading Day the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of such Securities that the holder anticipated receiving without legend from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the holder’s request and in the holder’s discretion, either (i) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such unlegended Securities shall terminate, or (ii) promptly honor its obligation to deliver to the holder such unlegended Securities as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price (as defined in the New Warrants) of the Common Stock on the applicable Legend Removal Date or on the date the Company makes the applicable cash payment, whichever is higher. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Eligible Market (as defined in the New Warrants) with respect to the Common Stock as in effect on the applicable date of determination.

(h)	Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

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(i)	Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Investor and shall constitute the legal, valid and binding obligations of such Investor enforceable against such Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(j)	No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the Registration Rights Agreement and the consummation by each Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of each Investor to perform its obligations hereunder or consummate the transactions contemplated hereby and thereby on a timely basis.

(k)	Ownership. Such Investor is the lawful owner of the Outstanding Warrants representing the right to purchase the number of Warrant Shares set forth opposite such Investor’s name in column (3) on the Schedule of Investors and all rights and benefits incident to the ownership thereof, free and clear of any liens, claims or encumbrances.

6.	Miscellaneous Provisions.

(a)	Amendment; Modification. This Agreement may not be amended, modified or waived without the written agreement of each party hereto.

(b)	Waiver. The parties hereto may (i) extend the time for performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements of the other parties hereto or satisfaction of any of the conditions to such party’s obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of a party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

(c)	Entire Agreement. This Agreement, together with the Registration Rights Agreement and any New Warrants issued hereunder, contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement. The parties hereto acknowledge and agree that the Prior Warrant Reorganization Agreement is hereby terminated and shall be of no further force and effect.

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(d)	Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)	Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f)	Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(g)	Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

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(h)	Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction Documents must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iv) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Marrone Bio Innovations, Inc.
1540 Drew Avenue
Davis, CA 95618
Telephone: 530-302-8289
Facsimile: 530-302-0189
Attention: Linda V. Moore, General Counsel
E-mail: lmoore@marronebio.com

With a copy (for informational purposes only) to:

Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105
Telephone: 415-258-6213
Facsimile: 415-276-7201
Attention: Alfredo B. D. Silva, Esq.
Email: ASilva@mofo.com

If to an Investor, to its address, facsimile number and e-mail address set forth on the Schedule of Investors, or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Warrant Exchange Agreement to be duly executed and delivered as of the date first above written.

MARRONE BIO INNOVATIONS, INC.

By:	/s/ Linda V. Moore
Name:	Linda V. Moore
Title:	EVP, General Counsel and Secretary

[Signature Page to Warrant Exchange Agreement]

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OSPRAIE AG SCIENCE LLC

By:	/s/ Jason Mraz
Name:	Jason Mraz
Title:	Authorized Signatory

Ardsley Partners Renewable Energy Fund, L.P.

By:	/s/ Steve Napoli
Name:	Steve Napoli
Title:	Partner / CFO

/s/ Ivan Saval
Ivan Saval

[Signature Page to Warrant Exchange Agreement]

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Ivy science & technology fund

By:	Ivy Investment Management Company, its investment advisor,

By:	/s/ Zachary H. Shafran
Name:	Zachary H. Shafran
Title:	Senior Vice President

IVy VIP science & Technology

By:	Ivy Investment Management Company, its investment advisor,

By:	/s/ Zachary H. Shafran
Name:	Zachary H. Shafran
Title:	Senior Vice President

[Signature Page to Warrant Exchange Agreement]

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NATIONAL SECURITIES CORPORATION

By:	/s/ Michael Mullen
Name:	Michael Mullen
Title:	Chairman & CEO

[Signature Page to Warrant Exchange Agreement]

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EXHIBIT A

SCHEDULE OF INVESTORS

(1) Investor	(2) Investor Address and Facsimile Number	(3) Total Outstanding Warrant Shares	(4) Total New Warrant Shares
Ospraie Ag Science LLC	c/o Ospraie Management LLC 437 Madison Avenue, 28th Floor New York, NY 10022 Attention: Dwight Anderson Telephone: Email:	30,666,667	21,736,081
Ardsley Partners Renewable Energy Fund, L.P.	Ardsley Partners Renewable Energy Fund, L.P. 262 Harbor Drive, 4th Floor Stamford, CT 06902 Attention: Steve Napoli Facsimile: Telephone: Email:	5,333,333	3,780,185
Ivan Saval	Ivan Saval Telephone: Email:	637,165	446,577
Ivy Science & Technology Fund	c/o Ivy Investment Management Company 6300 Lamar Avenue Overland Park, KS 66202 Attn.: Zack Shafran, Senior Vice President Telephone: Email:	7,540,000	3,201,820
Ivy VIP Science & Technology	c/o Ivy Investment Management Company 6300 Lamar Avenue Overland Park, KS 66202 Attn.: Zack Shafran, Senior Vice President Telephone: Email:	460,000	195,337
National Securities Corporation	200 Vesey Street, 25th Floor, New York, NY 10281 Attention: Jonathan Rich, EVP – Head of Investment Banking Facsimile: Telephone:	1,340,644	521,855
Total		45,977,809	29,881,855

15

EXHIBIT B

FORM OF NEW WARRANT

16

EXHIBIT C

NEW WARRANT EXPIRATION SCHEDULE

Investor	New Warrant Shares in respect of New Warrants with an Expiration Date of:
	May 1, 2020 (the “First Tranche Warrants”)	September 15, 2020 (the “Second Tranche Warrants”)	December 15, 2020 (the “Third Tranche Warrants”)	March 15, 2021 (the “Fourth Tranche Warrants”)	December 15, 2021 (the “Fifth Tranche Warrants”)
Ospraie Ag Science LLC	2,467,766	1,974,213	9,476,221	4,264,299	3,553,583
Ardsley Partners Renewable Energy Fund, L.P.	429,176	343,341	1,648,037	741,617	618,014
Ivan Saval	50,701	40,561	194,693	87,612	73,010
Ivy Science & Technology Fund	363,513	290,810	1,395,889	628,150	523,457
Ivy VIP Science & Technology	22,177	17,742	85,160	38,322	31,936
National Securities Corporation	59,248	47,398	227,512	102,380	85,317
Total	3,392,581	2,714,065	13,027,512	5,862,380	4,885,317

17

EXHIBIT D

REGISTRATION RIGHTS AGREEMENT

18

EXHIBIT E

BOARD RESOLUTIONS

19